UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 King Farm Boulevard, Suite 550 Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Starting on August 2, 2016, Sucampo Pharmaceuticals, Inc. (the “Company”) entered into amended and restated employment agreements with Peter Greenleaf, the Company’s Chief Executive Officer, Andrew Smith, the Company’s Chief Financial Officer, and Peter Kiener, the Company’s Chief Scientific Officer. A summary of the changes to these executive officers’ existing contracts is included below.

Revisions to Employment Agreements

In July 2015, the Compensation Committee of the Company’s Board of Directors (the “Committee”) recommended a change to the compensation payable to the Company’s senior executive officers. In the event of a termination of service following a change of control of the Company, in addition to the other severance benefits due in such event, the Committee recommended a one-time payment equal to 200% of Mr. Greenleaf’s target bonus or 150% of the Company’s other executive officers’ target bonuses. Prior to this change, Mr. Greenleaf was the only executive officer whose employment agreement provided for such a payment, with a payment of 100% of his target bonus. In connection with this change, the Committee recommended a review and, if needed, update of the Company’s employment agreements with its senior management.

In July 2016, the Committee approved a new form of executive employment agreement to reflect the bonus payable upon a change of control termination, as described above. In addition, the amended and restated employment agreements include the following changes from the Company’s prior employment agreements with its executive officers:

•	The agreements reflect the executive officers’ 2016 base salaries, which are as follows: $671,546 for Mr. Greenleaf, $366,796 for Mr. Smith, and $418,685 for Dr. Kiener.

•	Mr. Greenleaf’s agreement provides a severance benefit upon death equal to the severance benefit payable for termination by the Company other than for cause, by Mr. Greenleaf for Good Reason (as defined in his agreement), or due to Mr. Greenleaf’s disability. His prior agreement did not include a severance benefit in the event of a termination of service upon his death.

•	The agreements provide for the arbitration of disputes (including expedited arbitration and liquidated damages for certain types of disputes), and include updated definitions of “Cause” and “Good Reason.”

The foregoing summary of the amended and restated employment agreements does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by the full amended and restated employment agreements, which the Company will file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: August 8, 2016	By:	/s/ Andrew Smith
Name: Andrew Smith Title: Chief Financial Officer